SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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                     FMB EQUIBANC,  INC.
(Name of Registrant as Specified in its Charter)

                                                            N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FMB EQUIBANC, INC.
201 North Main Street
Statesboro, Georgia  30458
(912) 489-2600

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on May 20, 2004

To the Shareholders of FMB Equibanc, Inc.:

The Annual Meeting of Shareholders (the "Annual Meeting") of FMB Equibanc, Inc. (the "Company") will be held at the Company's offices, 201 North Main Street, Statesboro, Georgia 30458 on Thursday, May 20, 2004 at 4:30 PM, for the following purposes:

  To elect four members to the Board of Directors to serve three-year terms expiring at the Annual Meeting of Shareholders in 2007 and to elect one member to the Board of Directors to serve a two-year term expiring at the Annual Meeting of Shareholders in 2006.

  To consider such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The Board of Directors has set April 19, 2004 as the record date for the Annual Meeting.  Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors /s/ Charles R. Nessmith Charles R. Nessmith President and Chief Executive Officer

Statesboro, Georgia
April 28, 2004

Your proxy is important.  Whether or not you plan to attend the Annual Meeting, please vote by completing, signing and mailing the enclosed proxy card to the Company in the accompanying envelope, which requires no postage.  Your proxy may be revoked or changed, if you choose, at any time prior to the vote being taken at the Annual Meeting.

FMB EQUIBANC, INC.
201 North Main Street
Statesboro, Georgia  30458
(912) 489-2600

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To be held on May 20, 2004

GENERAL INFORMATION

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of FMB Equibanc, Inc. (the "Company") of Proxies from the shareholders of the Company for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, May 20, 2004 at 4:30 p.m., local time, at the Company's offices, 201 North Main Street, Statesboro, Georgia 30458.  The Company operates through its banking subsidiary, Farmers & Merchants Bank (the "Bank").

The enclosed Proxy is for use at the Annual Meeting if a shareholder is unable to attend the Annual Meeting in person or wishes to have his or her shares voted by Proxy, even if he or she attends the Annual Meeting.  The Proxy may be revoked by the person giving it at any time before its exercise, either by notice to the Secretary of the Company, by submitting a Proxy having a later date, or by such person appearing at the Annual Meeting and electing to vote in person. All shares represented by valid Proxies received pursuant to this solicitation and not revoked before their exercise will be voted in the manner specified therein.  If a Proxy is signed and no specification is made, the shares represented by the Proxy will be voted in accordance with the recommendation of management as to each of the proposals described in this Proxy Statement and in accordance with the best judgment of the persons exercising the Proxy with respect to any other matters properly presented for action at the Annual Meeting.

This Proxy Statement and the enclosed Proxy are first being mailed to the Company's shareholders on or about April 28, 2004.

The Board of Directors of the Company has set April 19, 2004 as the record date for the Annual Meeting.  Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting.  As of the record date, there were 362,600 shares of common stock of the Company issued and outstanding.

A quorum for the transaction of business at the Annual Meeting consists of the holders of a majority of the outstanding shares of common stock of the Company entitled to vote at the Annual Meeting present in person or represented by Proxy.  Abstentions will be treated as present for purposes of determining a quorum.  Shares held by a broker as nominee (i.e., in "street name") that are represented by Proxies at the Annual Meeting, but that the broker fails to vote on one or more matters as a result of incomplete instructions from a beneficial owner of the shares ("broker non-votes"), will also be treated as present for quorum purposes.  Each share of common stock of the Company is entitled to one vote on each matter to come before the Annual Meeting.

In addition to this solicitation by mail, the officers and employees of the Company, without additional compensation, may solicit Proxies in favor of the proposals if deemed necessary, by personal contact, letter, telephone or other means of communication.  Brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation material to the beneficial owners of the shares of common stock of the Company where appropriate, and the Company will reimburse them for their reasonable expenses incurred in connection with such transmittals.  The costs of solicitation of Proxies for the Annual Meeting will be borne by the Company.

PROPOSAL ONE:
ELECTION OF DIRECTORS

The Company's Board of Directors has nominated four persons for election at the Annual Meeting as Class I directors for a term expiring at the 2007 Annual Meeting of Shareholders.   The Company’s Board of Directors has also nominated one person for election at the Annual Meeting as a Class III director for a term expiring at the 2006 Annual Meeting of Shareholders.  Each person nominated shall hold office until the term of the class of directors for which he has been elected expires and until his successor is duly elected and qualified, or until his earlier death, resignation, incapacity to serve, or removal.

The members of the Company's Board of Directors are elected by the shareholders.  The directorships of the Company are divided into three classes, with the members of each class generally serving three year terms.  The Company's Board of Directors currently consists of ten members.  Leonard H. Blount, F. Wendell Brannen, R. Earl Dabbs and Dr. William B. Nessmith serve as Class I directors with terms expiring at the 2004 Annual Meeting of Shareholders.  Gerald M. Edenfield, Charles R. Nessmith and William S. Hatcher serve as Class II directors with terms expiring at the 2005 Annual Meeting of Shareholders. Frank C. Rozier III and Billy G. Tyson serve as Class III directors with terms expiring at the 2006 Annual Meeting of Shareholders.  Andrew C. Oliver was appointed by the Board of Directors as a Class III director to stand for election by the shareholders at the 2004 Annual Meeting of Shareholders.

Vote Required

If for any reason any nominee should become unable or unwilling to accept nomination or election, persons voting the Proxies will vote for the election of another nominee designated by the Company's Board of Directors.  Management of the Company has no reason to believe that any nominee will not serve, if elected.  With regard to the election of directors, votes may be cast for, or votes may be withheld from, each nominee.  The proposal to elect directors to serve as members of the Company's Board of Directors requires the affirmative vote of a plurality of the votes cast by shares of common stock entitled to vote in the election at the Annual Meeting.  Votes that are withheld, abstentions, and broker non-votes will have no effect on the election of directors.

Nominations for Election and Information Regarding Directors

Set forth below is information about each nominee for election to a term as a director expiring at the 2006 and 2007 Annual Meeting of Shareholders and each incumbent director whose term of office expires at the Annual Meetings of Shareholders in 2005 or 2006.

The Board of Directors recommends a vote “FOR” the proposal to elect as directors the nominees named below.

Nominees For Election to Term Expiring at the 2007 Annual Meeting of Shareholders

LEONARD H. BLOUNT
Director since April 2000
Age 50

Mr. Blount has served as a director of the Company since its organization in April 2000 and has served as a director of the Bank since 1991.  Since October 2001, Mr. Blount has served as Vice President of HPS/Paradigm, Inc., a health insurance administration company.  From 1998 to October 2001, Mr. Blount served as President of Blount, Burke, Wimberly & Hendricks Insurors, an insurance agency in Statesboro, Georgia.  Mr. Blount is a member of the Audit Committees of the Company and of the Bank and a member of the Asset-Liability/Investment Committee of the Bank.

WENDELL BRANNEN
Director since April 2000
Age 58

Mr. Brannen has served as a director of the Company since its organization in April 2000 and has served as a director of the Bank since 1993.  Mr. Brannen is a farm supply dealer in Statesboro, Georgia, and has held this position for more than five years.  Mr. Brannen is a member of the Loan Committee of the Bank.

R. EARL DABBS
Director since April 2000
Age 69

Mr. Dabbs has served as a director of the Company since its organization in April 2000 and has served as a director of the Bank since 1999.  Before retiring in 1998, Mr. Dabbs was a partner of the accounting firm Dabbs, Hickman, Hill & Cannon, LLP, the independent auditors of the Company and the Bank until November 30, 2003.  Mr. Dabbs is a member of the Audit Committees of the Company and of the Bank and a member of the Asset-Liability/Investment Committee of the Bank.

DR. WILLIAM B. NESSMITH
Director since January 2004
Age 60

Dr. Nessmith has served as a director of the Company since January 2004, when he was appointed to fill a vacancy on the Board of Directors.  He has also served as a director of the Bank since January 2004.  Dr. Nessmith is a veterinarian in Statesboro, Georgia and has held that position for more than five years.

Nominee For Election to Term Expiring at the 2006 Annual Meeting of Shareholders

ANDREW C. OLIVER
Director since January 2004
Age 40

Mr. Oliver has served as a director of the Company since January 2004, when he was appointed to fill a vacancy on the Board of Directors.  He has also served as a director of the Bank since January 2004.  Since 1999, Mr. Oliver has served as President of A. M. Braswell Food Company, Inc., a manufacturer of specialty condiments and preserves, in Statesboro, Georgia.

Incumbent Directors With Terms Expiring at the 2005 Annual Meeting

GERALD M. EDENFIELD
Director since April 2000
Age 58

Mr. Edenfield has served as a director of the Company since its organization in April 2000, and has served as a director of the Bank since 1990.  Mr. Edenfield is a partner in the law firm of Edenfield, Cox, Bruce & Classens in Statesboro, Georgia, general counsel for the Company and the Bank.  Mr. Edenfield has been a partner in this law firm for more than five years.  Mr. Edenfield is a member of the Personnel Committee of the Company and of the Bank.

CHARLES R. NESSMITH
Director since April 2000
Age 56

Mr. Nessmith has served as President and Chief Executive Officer of the Company and of the Bank since February 2002 and as a director of the Company since its organization in 2000.  From the organization of the Company until February 2002, Mr. Nessmith also served as Executive Vice President of the Company.  From 1995 until February 2002, Mr. Nessmith served as Executive Vice President and Chief Loan Officer of the Bank and has served as a director of the Bank since 1995.

WILLIAM S. HATCHER
Director since April 2002
Age 64

Mr. Hatcher was elected as a director of the Company in April 2002 to fill a vacancy on the Board of Directors.  He has served as a director of the Bank since September 2001.  Mr. Hatcher is a member of the Audit Committee of the Company and of the Bank and a member of the Asset-Liability/Investment Committee of the Bank.  Mr. Hatcher is the President of Hatcher Enterprises of Statesboro, Georgia, which owns and operates several Hallmark Gold Crown stores in south Georgia and north Florida, and has held that position for more than five years.

Incumbent Directors With Terms Expiring at the 2006 Annual Meeting

FRANK C. ROZIER, III
Director since April 2000
Age 58

Mr. Rozier has served as a director of the Company since its organization in April 2000 and has served as a director of the Bank since 1991.  Mr. Rozier has been Chairman of the Board of Directors of the Bank since 1999, is a member of the Audit and Personnel Committees of the Company and of the Bank and is a member of the Asset-Liability/Investment Committee and Loan Committee of the Bank.  Mr. Rozier is the President of Rozier Ford-Lincoln-Mercury in Statesboro, Georgia, and has held this position for more than five years.

BILLY G. TYSON
Director since April 2000
Age 68

Mr. Tyson has served as a director of the Company since its organization in April 2000 and has served as a director of the Bank since 1971.  Before retiring in 1995, Mr. Tyson served as President of the Bank.  Mr. Tyson is a member of the Loan Committee of the Bank.

There are no family relationships between any of the directors or executive officers of the Company or the Bank.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

The business and affairs of the Company are under the direction of the Company's Board of Directors.  During 2003, the Board of Directors of the Company held six meetings, while the Board of Directors of the Bank held twelve meetings.  Each director attended at least 75% or more of the aggregate number of meetings held by the Board of Directors and the committees on which he served.

The Board of Directors of the Company has two standing committees, consisting of the Audit Committee and the Personnel Committee.  The entire Board of Directors serves as a nominating committee for the purpose of nominating persons to serve on the Board of Directors.

The Board of Directors of the Company does not have a standing nominating committee or a charter with respect to the nominating process.  The Board is of the view that such a committee is unnecessary given the relatively small number of directors elected each year and the fact that all the directors are considered and recommended to the shareholders by the full Board, a majority of which is comprised of independent directors.  If the Board appointed such a committee, its membership would consist of the independent directors or a subset of them.  To date, all director nominees have been identified by current directors.  The Company has never engaged a third party to identify director candidates, and the Company has never received a proposed director candidate from a source outside the Company.  However, the Board would consider any director candidate proposed in good faith by a shareholder of the Company.  To do so, a shareholder should send the director candidate’s name, credentials, contact information, and his or her consent to be considered as a candidate to the Secretary of the Company.  The proposing shareholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long).  The Board will evaluate candidates based on financial literacy, knowledge of the Company’s industry or other background relevant to the Company’s needs, status as a stakeholder in the Company, “independence” for purposes of compliance with the rules of the Securities and Exchange Commission (the “SEC”) and National Association of Securities Dealers, Inc., and willingness, ability and availability for service.

Our Board of Directors does not have an established written policy or process for shareholders to send communications to the Board of Directors.  However, shareholders wishing to communicate with the Board of Directors may do so in writing addressed to the Board and delivering it to the Chairman of the Board at the address of the Company’s principal office at 201 North Main Street, Statesboro, Georgia   30458.  Such communications will be promptly forwarded to the Chairman of the Board for consideration at a regular Board meeting.

Audit Committee.  The Audit Committee of the Company, which also functions as the Audit Committee of the Bank, reviews the affairs of the Company with the Company's independent auditors, including a review of the accounts of the Company and the overall financial condition of the Company.  The committee also examines the Company's internal controls to determine whether adequate accounting safeguards are in place and determines whether officers and employees of the Company and the Bank have provided adequate cooperation and assistance to the Company's independent auditors.  The Audit Committee Charter was adopted and presented as an attachment to the Proxy Statement mailed to shareholders in 2002.  Messrs. Blount, Dabbs, Hatcher, and Rozier serve as members of the Audit Committee.  During 2003, the committee met 13 times.  Each of these members meets the requirements for independence as defined by the applicable National Association of Securities Dealers’ standards.

The Board of Directors of the Company has not named or designated an audit committee financial expert.  However, Mr. Dabbs is a retired Certified Public Accountant and former partner in the public accounting firm Dabbs, Hickman, Hill & Cannon and meets the qualifications of an audit committee financial expert.

Personnel Committee.  The Personnel Committee of the Company, which also serves as the Personnel Committee of the Bank, makes recommendations to the Board of Directors of the Company and the Bank regarding executive salaries, bonuses and compensation.  The committee is also responsible for administering the 1998 Stock Option Plan.  Messrs. Edenfield and Rozier serve as members of the Personnel Committee.  During 2003, the committee met six times.

 In addition to the committees of the Company's Board of Directors, the Board of Directors of the Bank also has established two standing committees.

 Asset-Liability/Investment Committee.  The Audit Committee of the Bank also functions as the Asset-Liability/Investment Committee of the Bank.  The Committee reviews the overall financial condition and performance of the Bank on a monthly basis and discuses methods to maximize the Bank's net interest margin on an ongoing basis.  Messrs. Blount, Dabbs, Rozier and Hatcher serve as members of the Asset-Liability/Investment Committee. During 2003, the committee met 13 times.

Loan Committee.  The Loan Committee of the Bank reviews loan requests that exceed an established credit threshold for compliance with the Bank's lending policies as well as federal and state rules and regulations regarding extensions of credit.  After such review, the committee decides whether to extend credit to the potential borrower.  Messrs. Brannen, Rozier and Tyson serve as members of the Loan Committee.  During 2003, the committee met 21 times.

Seven out of eight total Board members attended the 2003 Annual Meeting of Shareholders, and all members of the Board are being requested to attend the 2004 Annual Meeting.

EXECUTIVE OFFICERS

The executive officers of the Company are elected annually and serve at the pleasure of the Board of Directors.  The following sets forth certain information with respect to the executive officers of the Company.

Charles R. Nessmith has served as President and Chief Executive Officer of the Company and of the Bank since February 2002 and as a director of the Company since its organization in 2000.  From the organization of the Company until February 2002, Mr. Nessmith also served as Executive Vice President of the Company.  Mr. Nessmith has also served as Executive Vice President and Chief Loan Officer of the Bank and as a director of the Bank since 1995.

Code of Ethics

The Board of Directors of the Company has adopted a Code of Conduct for Senior Executive and Financial Officers of the Company.  A copy of this Code of Conduct as adopted by the Board of Directors is attached to this Proxy Statement as Appendix A.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence requirements of Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers, has furnished the following report:

Management is responsible for the Company's internal controls, financial reporting process and compliance with the laws and regulations and ethical business standards. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon.  The Committee's responsibility is to monitor and oversee these processes.

In this context, the Committee has met and held discussions with management and the independent accountants.  Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants.  The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company's independent accountants also provided to the Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

Based upon the Committee's discussions with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

The foregoing report has been furnished by the Audit Committee of the Board of Directors.

Leonard H. Blount R. Earl Dabbs Frank C. Rozier, III William S. Hatcher

The foregoing report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report by reference in any such document.

Mauldin & Jenkins, LLC audited the accounts of the Company for the 2003 fiscal year and it is expected that Mauldin & Jenkins, LLC will continue in auditing the accounts of the Company and the Bank during 2004.  A representative of Mauldin & Jenkins, LLC will be present at the Annual Meeting with the opportunity to make a statement and will be available to respond to appropriate questions.

Fees Paid to Independent Accounting Firms

Audit Fees.  During 2003, the aggregate amount of fees billed to the Company by Mauldin & Jenkins, LLC for services rendered by it for the audit of the Company's financial statements and for services normally provided in connection with statutory and regulatory filings was $48,500.  During 2003, Dabbs, Hickman, Hill & Cannon, LLP billed $10,245 for such services prior to the change in accountants in 2003.  In 2002, Dabbs, Hickman, Hill & Cannon, LLP billed $43,026 for such services.

Audit-Related Fees.  During 2003, the aggregate amount of fees billed to the Company by Dabbs, Hickman, Hill & Cannon, LLP and Mauldin & Jenkins, LLC for assurance and consultation concerning financial accounting and reporting standards reasonably related to the performance of the audit services rendered by them were $18,162 and $5,750, respectively.  In 2002, Dabbs, Hickman, Hill & Cannon, LLP billed $17,340 for such services.

Tax Fees.  During 2003, the aggregate amount of fees billed to the Company by Mauldin & Jenkins, LLC for tax compliance services was $3,500.  During 2003, Dabbs, Hickman, Hill & Cannon, LLP billed $5,125 for such services prior to the change in accountants.  In 2002, Dabbs, Hickman, Hill & Cannon, LLP billed $11,839 for such services.

Other Fees.  Mauldin & Jenkins, LLC did not bill the Company any amounts for other services during 2003.  Dabbs, Hickman, Hill & Cannon, LLP billed $4,483 and $15,619 in 2003 and 2002, respectively.  These fees were primarily related to non-audit services in connection with employee benefits, payroll and for other miscellaneous accounting matters.

The Company did not engage Mauldin & Jenkins, LLC to provide any non-audit related services to the Company during 2003.

The Audit Committee is also responsible for the pre-approval of all non-audit services provided by the independent auditors.  Non-audit services are only provided by the Company's auditors to the extent permitted by law.  Pre-approval is required unless a "de minimus" exception is met.  To qualify for the "de minimus" exception, the aggregate amount of all such non-audit services provided to the Company must constitute not more than five percent of the total amount of revenues paid by the Company to its independent auditors during the fiscal year in which the non-audit services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee to whom authority to grant such approval has been delegated by the Committee.

 EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth a summary of compensation paid to or accrued on behalf of the Chief Executive Officer and the other executive officers of the Company whose aggregate compensation exceeded $100,000 for services rendered during the 2003 fiscal year.

Annual Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	All Other Compensation ($)(1)

Charles R. Nessmith President and CEO of the Company	2003 2002 2001	$130,000 122,500 102,968	$23,893 14,260 13,718	$ 6,000 4,384 1,396

(1)	The reported amount consists of the Bank's contributions to the Bank's 401(k) Profit Sharing Plan. See "Farmers & Merchants Bank 401(k) Profit Sharing Plan" discussed below.

Farmers & Merchants Bank 401(k) Profit Sharing Plan

All employees of the Bank who meet age and employment tenure requirements are eligible to participate in the Bank's 401(k) Profit Sharing Plan.  The Bank can contribute to the plan out of its net income such amount as may be determined by the Board of Directors of the Bank, however, the total amount paid in any year may not exceed 15% of the total compensation paid to each employee who is eligible to participate for that year.  Participants may make voluntary contributions through payroll deductions or through cash payments.  The Bank matches voluntary contributions made by participants up to 4% of the participant's total compensation.  The plan has been amended to conform with the requirements of the Employer Retirement Security Act of 1974 and the Tax Reform Act of 1986.  The Bank contributed $37,700 to match voluntary contributions of participants for the year ended December 31, 2003.

Option Exercise and Fiscal Year-End Option Value Table

The following table sets forth certain information regarding the exercise of stock options during the 2003 fiscal year by the persons named in the Summary Compensation Table and the value of options held by such persons at the end of such fiscal year.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-end Option Values

Name	Number of Securities Underlying Unexercised Options at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at FY-End ($) Exercisable/Unexercisable(1)
Charles R. Nessmith	6,000 / 0	$124,380 / 0

(1)	Dollar values calculated by determining the difference between the estimated fair market value of the Company's common stock at December 31, 2003 of $36.00 and the exercise price of such options. Because no organized trading market exists for the Company's common stock, the fair market value was computed by reference to recent sales of the Company's common stock known to the Company.

1998 Stock Option Plan

In connection with the reorganization of the Bank into a one-bank holding company structure, the Company assumed sponsorship of, and became the successor to the Bank with respect to all of the Bank's rights, duties and obligations under the Farmers & Merchants Bank 1998 Nonqualified Stock Option Plan (the "1998 Stock Option Plan").  Under the terms of the 1998 Stock Option Plan, officers and key employees of the Company and the Bank (as determined by the Personnel Committee in its sole discretion) are eligible to receive nonqualified stock options which are not intended to meet the requirements of Section 422 of the Internal Revenue Code. There are 18,000 shares of the Company's common stock reserved for issuance under the 1998 Stock Option Plan.  Stock options have been granted to executive officers of the Company with respect to 6,000 shares reserved for issuance under the 1998 Stock Option Plan.

The stock options granted under the 1998 Stock Option Plan entitle the holder thereof to purchase shares of the Company's common stock at the exercise price established therefore by the Personnel Committee.  The stock options granted under the 1998 Stock Option Plan are all exercisable.  In no event will stock options be exercisable later than ten years after the date of grant.  Stock options outstanding and unexercised at the time of the death of the holder shall terminate on the first to occur of either the expiration date thereof or the expiration of twelve months after the date of death.  Stock options outstanding and unexercised at the retirement or disability of the holder shall terminate on the first to occur of either the expiration date thereof or the expiration of three months after the date of retirement or disability.  Upon termination of the employment of the holder for any reason, stock options will no longer be exercisable.  There are no maximum or minimum number of shares for which a stock option may be granted.

Amendment and Termination.   The 1998 Stock Option Plan is to remain in effect until (i) the Board of Directors terminates the 1998 Stock Option Plan, (ii) all common stock reserved under the 1998 Stock Option Plan shall have been purchased, or (iii) the expiration of ten years after the effective date of the 1998 Stock Option Plan, whichever shall first occur.  The Board of Directors may at any time terminate and, from time to time, may amend or modify its terms as long as such amendment or modification is deemed to be in the best interests of the Company; provided, however, that no such action by the Board of Directors may, without the approval of the shareholders of the Company, (i) increase the number of shares of common stock that may be issued pursuant to the 1998 Stock Option Plan, (ii) modify the requirements as to eligibility for participation in the 1998 Stock Option Plan, (iii) increase the benefits accruing to eligible officer and key employees, (iv) remove the administration of the 1998 Stock Option Plan from the Personnel Committee, or (v) reduce the amount of any benefit or adversely change the terms and conditions thereof.

EQUITY COMPENSATION PLAN INFORMATION

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders ……………………...	6,000	$ 15.27	12,000
Equity compensation plans not approved by security holders ……………………...	none	none	none
TOTAL	6,000	$ 15.27	12,000

Employment Agreement

The Bank has entered into an employment agreement with Charles R. Nessmith regarding his employment as President and Chief Executive Officer of the Bank.  Under the terms of the agreement, Mr. Nessmith will receive a base salary of $130,000.  The agreement provides that at the end of each year, Mr. Nessmith will be entitled to receive, subject to conditions relating to the growth rate, financial condition and asset quality of the Bank, a cash bonus based on the present system of bonus determination adopted by the Bank for all employees.

The initial term of the employment agreement commenced on January 1, 2003, and will continue for a period of three years.  At the end of the initial term of each agreement, the agreement shall continue from year to year unless sooner terminated by either party to the agreement.  Employment under the agreement may be terminated:

  by the Bank upon 10 days written notice for cause (as defined in the agreement);

  by the Bank or the employee at any time upon 90 days written notice;

  upon employee's death or disability.

If the Bank is acquired by a bank or bank holding company that is independent of the Bank, and the employee is terminated with or without cause on the date of the acquisition or merger, the employee is entitled to receive as severance pay his base salary for the balance of the contract term.  If the acquisition or merger occurs in the final year of the contract term and the acquiring bank elects to terminate the employee or elects not to renew the contract for an additional one year term, then the severance pay shall be extended for an additional one year period beyond the normal expiration date of the employment agreement.

Director Compensation

The non-employee directors of the Company also serve as directors of the Bank and are paid director’s fees of $550 per month for their services as directors.  In addition, directors receive $150.00 for each committee meeting attended.  As discussed below, some of the directors participate in a deferred compensation plan as well.

Deferred Compensation Plan

The Bank has entered into deferred compensation agreements with certain directors that permit such directors to defer portions of their director's fees and to receive equal monthly installments for 120 consecutive months following a specified retirement age (65 in most instances).  To receive the full monthly benefits specified in each director's deferred compensation agreement, the director must serve as a director for at least five years following the date of the deferred compensation agreement.  If the director should fail to serve as a director for five consecutive years following the date of the agreement for any reason other than death, the director will receive at the specified retirement age a portion of the compensation originally provided for in the deferred compensation agreement based on the ratio of the number of months served as a director in comparison to the required 60 months under the agreement.  If the director dies before the specified retirement age, the monthly benefits will be paid to the director's designated beneficiary beginning the month following the death of the director.  Should the director die after the specified retirement age, but before receiving all of the 120 monthly installments, the remaining installments will be paid to the director's designated beneficiary.

The Company has a deferred compensation plan providing for death and retirement benefits for certain directors.  The estimated amounts to be paid under the compensation plan have been partially funded through the purchase of either life insurance policies or annuities contracts on the participating directors.  Accrued deferred compensation of $232,600 and $70,000 is included in other liabilities as of December 31, 2003 and 2002, respectively.  Cash surrender values of $236,900 and $75,000 on the insurance policies is included in other assets at December 31, 2003 and 2002, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)") requires the Company's officers and directors, and persons who own 10% or more of the registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  Officers, directors and 10% or more shareholders are required by regulations of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company during fiscal year 2003, all directors, officers and 10% shareholders complied with all Section 16(a) filing requirements.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the shares of the Company's common stock owned as of April 19, 2004, (i) by each person who beneficially owned more than 5% of the shares of the Company's common stock, (ii) by each of the Company's directors and each of the executive officers named in the Summary Compensation Table, and (iii) by all of the Company's directors and executive officers as a group.

Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percent of Outstanding Shares
Directors
Leonard H. Blount	15,000(2)	4.1
F. Wendell Brannen	2,565(3)	*
R. Earl Dabbs	2,765(4)	*
Gerald M. Edenfield	5,905(5)	1.6
William S. Hatcher	991(6)	*
Charles R. Nessmith	6,492(7)	1.8
Dr. William B. Nessmith	125 (8)	*
Andrew C. Oliver	225 (9)	*
Frank C. Rozier, III	6,750(10)	1.9
Billy G. Tyson	15,200(11)	4.2

All directors and executive officers as a group (10 Persons) ..........................................................................	56,018	15.4

Other Beneficial Owners
Edward W. Curl, Jr.	21,894	6.0

* Less than 1%

(1)	The information contained in this table with respect to the Company common stock ownership reflects "beneficial ownership" as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.
(2)	Mr. Blount's mailing address is 320 South Ocean Blvd., Delray Beach, Florida 33483.
(3)	Mr. Brannen's mailing address is P.O. Box 158, Statesboro, Georgia 30458
(4)	Mr. Dabbs' mailing address is 319 South Walnut Street, Statesboro, Georgia 30459
(5)	Consists of 4,520 shares owned by Mr. Edenfield, 660 shares owned by Mr. Edenfield as custodian for his children, 625 shares owned by Mr. Edenfield’s wife and 100 shares owned by Edenfield & Cox. Mr. Edendfield's mailing address is P. O. Box 1700, Statesboro, Georgia 30458.
(6)	Shares owned jointly by Mr. Hatcher and his wife, with whom he shares voting and investment power. Mr. Hatcher’s mailing address is P. O. Box 551, Statesboro, Georgia 30459
(7)	Includes 6,000 shares of Common Stock issuable pursuant to options exercisable within 60 days of April 19, 2004 and 492 shares owned jointly by Mr. Nessmith and his wife, with whom he shares voting power and investment power. Mr. Nessmith's mailing address is 201 North Main Street, Statesboro, Georgia 30458
(8)	Shares owned jointly by Dr. Nessmith and his wife, with whom he shares voting and investment power. Dr. Nessmith’s mailing address is P. O. Box 94, Statesboro, Georgia 30459.
(9)	Mr. Oliver’s mailing address is 17303 U. S. Highway 80 West, Statesboro, Georgia 30458.
(10)	Consists of 5,750 shares owned by Mr. Rozier and 1,000 shares owned by his wife. Mr. Rozier's mailing address is Highway 301 South, Statesboro, Georgia 30458
(11)	Shares owned jointly by Mr. Tyson and his wife, with whom he shares voting power and investment power. Mr. Tyson's mailing address is 513 W. Lee Street, Brooklet, Georgia 30415

CERTAIN RELATIONSHIPS AND TRANSACTIONS

The Company's' directors and principal officers, their immediate family members and certain companies and other entities associated with them, have been customers of, and have had banking transactions with, the Bank and are expected to continue these relationships in the future.  In the opinion of the Bank's' management, the extensions of credit made by the Bank to such individuals, companies and entities (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve a risk of collectibility greater than that associated with other customers of the Bank or present other unfavorable features.

In addition, Gerald M. Edenfield, a director of the Company, is a partner in the law firm of Edenfield, Cox, Bruce & Classens, which is engaged by the Company and the Bank to provide legal services.

OTHER MATTERS

At the time of the preparation of this Proxy Statement, the Company was not aware of any matters to be presented for action at the Annual Meeting other than the proposals referred to herein.  If other matters are properly presented for action at the Annual Meeting, it is intended that the persons named as Proxies will vote or refrain from voting in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR'S
PROXY STATEMENT

Proposals of shareholders intended to be presented at the Company's 2005 Annual Meeting of Shareholders must be received at the Company's principal executive offices by December 27, 2004 in order to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting.

OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION
AT NEXT YEAR'S ANNUAL MEETING

For any proposal that is not submitted for inclusion in next year's Proxy Statement, but is instead sought to be presented directly at the 2005 Annual Meeting of Shareholders, management will be able to vote proxies in its discretion if the Company:  (i) receives notice of the proposal before the close of business on March 14, 2005, and advises shareholders in the 2005 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (ii) does not receive notice of the proposal prior to the close of business on March 14, 2005.  Notices of intention to present proposals at the 2005 Annual Meeting of Shareholders should be addressed to Dwayne E. Rocker, Secretary, FMB Equibanc, Inc., 201 North Main Street, Statesboro, Georgia.

ANNUAL REPORTS

Copies of the Company's 2003 Annual Report to Shareholders, which includes the Company's financial statements for the year ended December 31, 2003, are being mailed to all shareholders together with this Proxy Statement.  For multiple shareholders who share the same address, only one copy of this proxy statement and the Annual Report to Shareholders is being mailed to the shared address.  Additional copies may be delivered if requested by the shareholder to Dwayne E. Rocker, Secretary, 201 North Main Street, Statesboro, Georgia   30458.  The Company's Annual Report on Form 10-KSB for the year ended December 31, 2003, as filed with the SEC, is available without charge to shareholders who make a written request therefore to Dwayne E. Rocker, Secretary, 201 North Main Street, Statesboro, Georgia 30458.  Copies of exhibits filed with the report or referenced therein will be furnished to shareholders of record upon request and payment of the Company's expenses of furnishing such documents.

APPENDIX A

  FMB EQUIBANC, INC.

CODE OF CONDUCT FOR SENIOR EXECUTIVE AND FINANCIAL OFFICERS

I.            General

The policy of FMB Equibanc, Inc. (“FMB”) is to comply strictly with all laws governing its operations and to conduct its affairs in keeping with the highest moral, legal and ethical standards.  Senior executive and financial officers hold an important and elevated role in maintaining a commitment to (i) honest and ethical conduct, (ii) full, fair, accurate, timely and understandable disclosure in FMB’s public communications, and (iii) compliance with applicable governmental rules and regulations.  Accordingly, FMB has adopted this Code of Ethics for its Chief Executive Officer, Chief Financial Officer, and any other senior executive or financial officers performing similar functions and so designated from time to time by the Chief Executive Officer (the “Senior Executive and Financial Officers”).  This Code of Ethics shall be approved periodically by the Audit Committee of the Board of Directors (the “Audit Committee”) and disclosed to the public by means of one of the methods described in Item 406 of Regulation S-B promulgated by the Securities and Exchange Commission (the “SEC”).

II.        Honest and Ethical Conduct

Senior Executive and Financial Officers are expected to exhibit and promote the highest standards of honest and ethical conduct, by, among other things, adhering to the following policies and procedures:

  Senior Executive and Financial Officers shall engage in only honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

  Senior Executive and Financial Officers shall inform the Chairman of the Audit Committee of (a) deviations in practice from policies and procedures governing honest and ethical behavior or (b) any material transaction or relationship that could reasonably be expected to create a conflict of interest.

  Senior Executive and Financial Officers shall demonstrate personal support for the policies and procedures set forth in this Code of Ethics and shall strive to reinforce these principles and standards throughout FMB.

  Senior Executive and Financial Officers shall respect the confidentiality of information acquired in performance of one’s responsibilities and shall not use confidential information for personal advantage.

III.            Financial Records and Periodic Reports

FMB is committed to full, fair, accurate, timely and understandable disclosure in reports and documents that it files with, or submits to, the SEC and in other public communications made by FMB.  In support of this commitment, FMB has, among other measures, (a) designed and implemented disclosure controls and procedures (within the meaning of applicable SEC rules) and (b) required the maintenance of accurate and complete records, the prohibition of false, misleading or artificial entries on its books and records, and the full and complete documentation and recording of transactions in FMB’s accounting records.  In addition to performing their duties and responsibilities under these requirements, each of the Senior Executive and Financial Officers will establish and manage FMB’s reporting systems and procedures with due care and diligence to ensure that:

  Reports filed with or submitted to the SEC and other public communications contain information that is full, fair, accurate, timely and understandable and do not misrepresent or omit material facts.

  Business transactions are properly authorized and completely and accurately recorded in all material respects on FMB’s books and records in accordance with generally accepted accounting principles and FMB’s established financial policies.

  Retention or disposal of FMB records is in accordance with established FMB policies and applicable legal and regulatory requirements.

IV.            Compliance with Applicable Laws, Rules and Regulations

The policy of FMB is to comply with all applicable laws, rules and regulations.  Accordingly, the Senior Executive and Financial Officers shall adhere to the standards and restrictions imposed by those laws, rules and regulations, and in particular, those relating to accounting and auditing matters.

Any Senior Executive or Financial Officer who is unsure whether a situation violates any applicable law, rule, regulation or FMB policy should discuss the situation with the Corporate Secretary or outside counsel.

V.            Compliance with Code of Ethics

The Senior Executive and Financial Officers shall acknowledge their ongoing compliance with this Code of Ethics annually to the Audit Committee.  This Code of Ethics will be published and made available to all employees, and any employee should promptly report any violation of this Code of Ethics to the Chairman of the Committee.  The Board of Directors shall take appropriate action with respect to the failure of any Senior Executive or Financial Officer to comply with this Code of Ethics, which may include reprimand, demotion or dismissal, depending on the seriousness of the offense.

PROXY CARD                                                                                                                                                      PROXY CARD

FMB EQUIBANC, INC.

Annual Meeting of Shareholders — To Be Held May 20, 2004

The Board of Directors Solicits this Proxy

                The undersigned hereby appoint(s) Frank C. Rozier III and Charles R. Nessmith and each of them, attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of FMB Equibanc, Inc. that the undersigned would be entitled to cast if personally present at the 2004 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on May 20, 2004, at 4:30 PM, local time, at 201 North Main Street, Statesboro, Georgia 30458, and at any postponement or adjournment thereof.  This proxy will be voted as specified by the undersigned.  If no choice is specified, the proxy will be voted for the election of all nominees for director listed below, and according to the discretion of the proxy holders on any other matters that may properly come before the meeting or any postponement or adjournment thereof.  Please date, sign exactly as your name appears on the form and mail the proxy promptly.  When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such.  If shares are held jointly, both owners must sign.

Vote by Mail

                Mark, sign and date your proxy and return it in the postage-paid envelope that we have provided or return it to FMB Equibanc, Inc., 201 North Main Street, Statesboro, Georgia 30458.

Thank you for voting.

The Board recommends a vote for all items open for consideration at the Annual Meeting.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.  THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS PROXY CARD.  IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

Please mark all choices like this ☒
(1) Election of four Class I directors and one Class III director of the Company:

☐ For All ☐ Withhold All ☐ For All Except

Nominees:	Class I -	Leoanrd H. Blount Wendell Brannen R. Earl Dabbs Dr. William B. Nessmith
	Class III -	Andrew C. Oliver

To withhold authority to vote for the election of a nominee or nominees, mark “For All Except” and write the nominee’s name on the line below:

                                                                Signature                                                                 Print Name                                                                 Date

                                                                    Signature (Joint Owners)                                                                     Print Name                                                                     Date